EXHIBIT 99.1C

                          FREEDOM INVESTMENT TRUST III
                             101 Huntington Avenue
                          Boston, Massachusetts 02199

                   AMENDMENT NO. 3 TO MASTER TRUST AGREEMENT
                            AS AMENDED AND RESTATED

         Amendment No. 3, dated March 6, 1995 ("Amendment No. 3"), to the Master Trust Agreement dated June 16, 1989, as amended and restated dated May 14, 1991, as further amended from time to time (the "Agreement"), of Freedom Investment Trust III, a Massachusetts business trust (the "Trust").

                              W I T N E S S E T H:

         WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended by an instrument, signed by a majority of the Trustees of the Trust, to adversely affect the rights of shareholders provided that the amendment is approved by a majority of the outstanding shares of beneficial interest of the Trust entitled to vote thereon; and

         WHEREAS, the termination of John Hancock Freedom Environmental Fund as a series of the Trust was approved by at least a majority of the outstanding shares of beneficial interest of John Hancock Freedom Environmental Fund at a meeting duly called and held on November 30, 1994 at which a quorum was present and acting throughout.

         NOW, THEREFORE, the Trustees hereby state:

         1. That all other references to John Hancock Freedom Environmental Fund in the Agreement and Amendment Nos. 1 and 2, each dated June 25, 1992, thereto are hereby deleted and John Hancock Freedom Environmental Fund is hereby terminated as a series of the Trust. The initial paragraph of Section 4.2 of the Agreement as heretofore in effect is hereby amended and restated to read as follows:

         "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate one Sub-Trust: "John Hancock Discovery Fund." The Shares of such Sub-Trusts and any Shares of any further Sub-Trust that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

         2. This Amendment No. 3 shall become effective upon filing with the Secretary of State of The Commonwealth of Massachusetts.
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         IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this Amendment No. 3 as of the 6th day of March , 1995.

/s/ Edward J. Boudreau, Jr.                 /s/William A. Barron, III
---------------------------                 -------------------------
Edward J. Boudreau, Jr., as                 William A. Barron, III, as
Trustee and not individually                Trustee and not individually
101 Huntington Avenue                       RR 1, 325 Sea Meadows Lane
Boston, MA  02199                           Yarmouth, ME  04096

/s/Douglas M. Costle                        /s/ Hugh A. Dunlap, Jr.
---------------------------                 -------------------------
Douglas M. Costle, as                       Hugh A. Dunlap, as Trustee and
Trustee and not individually                not individually
RR 2, Box 480                               101 Huntington Avenue
Woodstock, VT  05091                        Boston, MA  02199

/s/ Leland O. Erdahl                        /s/Richard A. Farrell
---------------------------                 -------------------------
Leland O. Erdahl, as Trustee                Richard A Farrell, as Trustee
and not individually                        and not individually
161 Camino Barranca                         160 Federal Street
Placitas, NM 87043                          Boston, MA  02110

/s/William F. Glavin                        /s/Patrick Grant
---------------------------                 -------------------------
William F. Glavin , as Trustee              Patrick Grant, as Trustee and
and not individually                        not individually
Babson College                              5 Haven Street
Babson Park, MA  02157                      Dedham, MA  02026

/s/ Ralph Lowell, Jr.                       /s/John A Moore
---------------------------                 -------------------------
Ralph Lowell, Jr. as Trustee                John A. Moore, as Trustee and
and not individually                        not individually
11 Swallow Cave Road                        1101 Vermont Avenue
Nehant, MA  01908                           Washington, DC  20005

/s/ Patti McGill Peterson                   /s/John W. Pratt
---------------------------                 -------------------------
Patti McGill Peterson, as                   John W. Pratt, as Trustee and
Trustee and not individually                not individually
St. Lawrence University                     Soldiers Field Road
Canton , NY  13617                          Boston, MA  02163

corpsec/edgar/fit3/amend2